Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


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                                                                       Three Quarters Ended
                                                             ---------------------------------------
                                                             October 31, 1998       October 31, 1997
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Basic:

Net income                                                  $    3,697,000          $    3,867,000

Weighted average shares outstanding                              4,664,000               4,752,000
                                                            --------------          --------------

Basic income per common share                               $          .79          $          .81
                                                            ==============          ==============


Diluted:

Net income
                                                            $    3,697,000          $    3,867,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                                                    (145,000)                  (275,000)
                                                            --------------          --------------

Net income used in calculation of diluted income per
    common share                                            $    3,552,000          $    3,592,000
                                                            ==============          ==============


Weighted average shares outstanding                              4,664,000               4,752,000

Plus - common  equivalent  shares  (determined
     using the "treasury stock" method)
     representing shares issuable upon
     exercise of stock options                                     200,000                 324,000
                                                            --------------          --------------

Weighted average number of shares used in
   calculation of diluted income per common share                4,864,000               5,076,000
                                                            ==============          ==============


Diluted income per common share                             $          .73          $          .71
                                                            ==============          ==============


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